UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2015

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
	1901 Olathe Blvd., Kansas City, KS (Address of principal executive offices)	66103 (Zip Code)

Registrant’s telephone number, include area code: (913) 353-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

On June 18, 2015,  Aratana Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders.  A total of 32,547,230 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 93% of the Company’s outstanding common stock as of the April 22,  2015 record date. The following are the voting results for the proposals considered and voted upon at the meeting, both of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 28, 2015.

Item 1 — Election of four Class II directors for a term of office expiring on the date of the annual meeting of stockholders in 2018, or until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Irvine “Irv” O. Hockaday, Esq.	28,875,945	81,853	3,589,432
Jay Lichter, Ph.D.	28,333,904	623,894	3,589,432
Merilee Raines	28,847,299	110,499	3,589,432
John Vander Vort, Esq.	28,144,070	813,728	3,589,432

Item 2 — Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
32,490,087	56,506	637	0

Based on the foregoing votes, each of the four Class II director nominees was elected and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: June 18, 2015	By:	/s/ Steven St. Peter

Steven St. Peter
President and Chief Executive Officer